Exhibit 10.123

LIMITED RECOURSE GUARANTY
Project Commonly Known as
“NC MHPC Portfolio”

THIS LIMITED RECOURSE GUARANTY (this “Guaranty”) is made as of September 14, 2022, by RAYMOND GEE, individually and on behalf of his marital community, and MANUFACTURED HOUSING PROPERTIES, INC., a Nevada corporation (individually and collectively, “Guarantor”), to and for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors, participants, and assigns (“Lender”).

RECITALS

A. On or about the date hereof, Timberview MHP LLC and Statesville MHP LLC, each a North Carolina limited liability company (collectively, “Borrower”) and Lender entered into that certain Interim Loan Agreement (“Loan Agreement”) whereby Lender agreed to make a secured loan (the “Loan”) available to Borrower in the maximum principal amount of Two Million Nine Hundred Thirty-Eight Thousand and 00/100ths Dollars ($2,938,000.00), to finance the acquisition of certain real property and improvements located in Iredell, Randolph, and Moore Counties, North Carolina (the “Project”).

B. Borrower has executed and delivered a promissory note in favor of Lender of even date herewith in the amount of the Loan (the “Note”), payment of which is evidenced, secured, and governed by (i) a Deed of Trust, Assignment of Leases and Rents, Assignment of Contracts, Security Agreement, and Fixture Filing granted by Timberview MHP LLC in favor of Lender against a portion of the Project, and (ii) a Deed of Trust, Assignment of Leases and Rents, Assignment of Contracts, Security Agreement, and Fixture Filing granted by Statesville MHP LLC in favor of Lender against a portion of the Project (collectively, the “Security Instrument”), and (iii) the other Loan Documents.

C. Guarantor will derive material financial benefit from the Loan.

D. Lender has relied on the representations, warranties, waivers, and agreements contained herein in agreeing to make the Loan.

E. The execution and delivery of this Guaranty by Guarantor is a condition precedent to the Closing of the Loan.

AGREEMENTS

NOW, THEREFORE, to induce Lender to make the Loan to Borrower and in consideration of Lender making the Loan to Borrower, Guarantor agrees as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement. The following terms have the following definitions as used herein:

1.1 “Collateral” means the real or personal property that at any time constitutes collateral for Borrower’s obligations under the Loan, including, without limitation, any rents, income, insurance proceeds, condemnation awards, or other value arising from such property.

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1.2 “Enforcement Costs” means all fees, costs, and expenses incurred in connection with Lender’s enforcement of this Guaranty, including, without limitation, Legal Expenses incurred in connection with such enforcement, and interest thereon at the Default Rate.

1.3 “Guaranteed Obligations” has the meaning given in Section 2.

1.4 “Indebtedness” means all amounts due Lender under Sections 2.1 and 2.2.

1.5 “Limited Recourse Amount” means an amount equal to the total of: (i) fifty percent (50%) of the principal amount of the Indebtedness (whether outstanding or undisbursed) as of the occurrence of the Event of Default forming the basis for a demand by Lender hereunder, plus (ii) all amounts in excess of the maximum principal amount of the Note advanced to cure any Default or Event of Default or to protect the value or priority of Lender’s security for the Loan, plus (iii) all interest due Lender under the Loan Documents at the Applicable Rate(s) or Default Rate, as applicable, plus (iv) all Enforcement Costs.

1.6 “Loan Documents” means the Loan Agreement, Note, Security Instrument, and all other agreements and instruments that evidence, secure, or otherwise govern the Loan, but excluding the Environmental Indemnity Agreement.

1.7 “Other Guarantor” means any guarantor of all or some of the Guaranteed Obligations that is not a party to this Guaranty.

1.8 “Recourse Amounts” has the meaning given in Section 3.2.

1.9 “Recourse Events” means the events triggering full recourse of the applicable Guaranteed Obligations pursuant to Section 3.2.

1.10 “Springing Recourse Events” means the events triggering full and unlimited recourse against Guarantor for the entire amount of the Indebtedness pursuant to Section 3.1.

2. Unconditional Guaranty of Payment and Performance. Subject to the limitations on personal recourse set forth in Section 3, Guarantor absolutely, unconditionally, and irrevocably guarantees the following obligations (collectively, the “Guaranteed Obligations”):

2.1 the full and prompt payment of all amounts payable by Borrower to Lender under the Loan Documents;

2.2 the prompt payment of all obligations of Borrower to Lender arising from any interest rate hedging program, including, without limitation, any interest rate swap, cap, or such other interest rate protection product, whether now existing or entered into hereafter (each an “Interest Rate Protection Product”), including, without limitation, any Cash Settlement Amount or any payments on Early Termination payable by Borrower under any Swap Transaction or Confirmation; provided, however, the term “Interest Rate Protection Product” shall not include any interest rate swap, cap, or other interest rate protection product if, at the time Borrower enters into any such product, it is unlawful for Guarantor to guarantee the obligations of Borrower thereunder. Capitalized terms used in this subsection 2.2 but not otherwise defined in this Guaranty or in the Loan Agreement are defined in the 2006 ISDA Definitions published by the International Swap and Derivatives Association, Inc.; and

2.3 the full, complete, and punctual performance and satisfaction of all of Borrower’s obligations under the Loan Documents and any Interest Rate Protection Product.

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3. Recourse Limitations. Subject to the exceptions described in Sections 3.1 (the Springing Recourse Events) and 3.2 (the Recourse Events), and without in any way limiting Lender’s right to pursue judgments that may be necessary or appropriate to foreclose its liens against or otherwise realize the value of any Collateral, Lender’s right to pursue any judgment of personal liability against Guarantor hereunder, including any deficiency judgment, shall be limited to the Limited Recourse Amount.

3.1 Notwithstanding the limitation on Guarantor’s personal liability set forth in this Section 3, Lender shall have full and unlimited recourse against Guarantor for the entire amount of the Indebtedness if any of the following Springing Recourse Events occurs:

3.1.1 Borrower, any Guarantor, or any Other Guarantor, or any agent, employee, or other person with actual or apparent authority to make statements on behalf of any of them, commits fraud or intentionally misrepresents material facts in connection with Lender’s underwriting, approval, or administration of the Loan;

3.1.2 Borrower, any Guarantor, any Other Guarantor, or any trustee of Borrower or any such guarantor: (a) files a petition in bankruptcy or for an arrangement, reorganization, or any other form of debtor relief, or such a petition is filed against Borrower, any Guarantor, any Other Guarantor, or any trustee of Borrower, Guarantor, or any Other Guarantor, and such petition is not dismissed within sixty (60) days after the date of filing; (b) commences any proceeding for dissolution as an entity or liquidation, or any such proceeding is commenced against any such party that is not dismissed within sixty (60) days after the date of commencement; or (c) makes an assignment of all or substantially all of its assets for the benefit of its creditors;

3.1.3 Any Event of Default results directly or indirectly from the gross negligence or willful misconduct of Borrower, any Guarantor, any Other Guarantor, or any of their agents, representatives, or employees; or

3.1.4 The Collateral is transferred or encumbered in violation of any of the restrictions on transfer or encumbrance contained in the Loan Documents.

3.2 Notwithstanding the recourse limitations otherwise applicable hereunder, and in addition to Lender’s absolute right to recover the Limited Recourse Amount under this Guaranty, Guarantor shall be required to hold harmless, defend, and indemnify Lender from and against, and Lender shall have recourse against Guarantor for, any losses, damages, costs, expenses, and liabilities (“Recourse Amounts”) arising out of or in any way related to the occurrence of any of the following Recourse Events:

3.2.1 Borrower, any Guarantor, or any Other Guarantor misapplies, misappropriates, or fails to remit to Lender any insurance proceeds or condemnation proceeds involving the Collateral, or the Collateral suffers a loss or casualty that is uninsured due to Borrower’s failure to maintain the insurance policies required under the Loan Documents;

3.2.2 Borrower fails to maintain the insurance required by the Loan Agreement or to pay taxes and assessments, or to pay charges for labor or materials or other charges or judgments that can create liens on any portion of the Collateral, unless (a) Lender is escrowing funds therefor and fails to make payments Lender is required to make in accordance with the Loan Documents or (b) Lender has taken possession of the Project following an Event of Default, has received all rents, issues, and profits from the Project applicable to the period for which such insurance, taxes, or other items are due, and thereafter fails to make such payments;

3.2.3 Any security deposit, advance deposit, or any other deposit collected with respect to the Project is not delivered to Lender upon a foreclosure of the Collateral or action in lieu thereof, except to the extent any such deposits were applied in accordance with the terms and conditions of any of the applicable Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

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3.2.4 Borrower, any Guarantor, or any Other Guarantor, or any of their agents, representatives, or employees, misapplies, misappropriates, or embezzles Loan proceeds or proceeds of the sale of any portion of the Collateral;

3.2.5 Sales proceeds, rents, issues, profits, revenues, or other proceeds of the Collateral that are available and required to be paid to Lender under the Loan Documents are instead disbursed to Borrower, Borrower’s Affiliates, any Guarantor, any Other Guarantor, or any third party, or are otherwise used for any purpose other than making required payments to Lender;

3.2.6 Borrower, any Guarantor, or any Other Guarantor breaches any provision of the Loan Documents regarding the use, preservation, maintenance, removal, or disposal of the Collateral;

3.2.7 The Collateral suffers material physical waste;

3.2.8 Any representation or warranty contained in any of the Loan Documents proves to have been materially untrue when made or re-made; or

3.2.9 Borrower, any Guarantor, or any Other Guarantor breaches any covenant concerning Hazardous Material or Building Laws contained in the Loan Documents.

3.3 The limitations on recourse set forth in this Section 3 shall not: (i) be deemed a release or impairment of any part of the Indebtedness, the Security Instrument, or any Collateral for the Loan; (ii) limit or otherwise prejudice in any way Lender’s rights to enforce any of its rights and remedies under any of the other Loan Documents, including, if necessary, naming Borrower or Guarantor as a defendant in any suit, action or proceeding; (iii) limit Lender’s right to proceed and recover a personal judgment against any person or entity receiving funds from Borrower, Guarantor, or any Other Guarantor in an improper manner; or (iv) limit the liability of Borrower, Guarantor, or any Other Guarantor under any Environmental Indemnity Agreement or any other independent indemnity agreement executed in connection with the Loan.

4. Representations and Warranties.

4.1 Guarantor makes the following representations and warranties to Lender as of the Closing of the Loan, and acknowledges that, but for the truth and accuracy of the following representations and warranties, Lender would not have agreed to make the Loan:

4.1.1 Manufactured Housing Properties, Inc. is duly organized, validly existing, and in good standing in its state of organization and has qualified to do business and is in good standing in any state in which such Guarantor does business and qualification to do business is necessary.

4.1.2 Guarantor maintains an office and/or resides at its address for receipt of notices identified in Section 21.

4.1.3 Any and all balance sheets, net worth statements, and other financial data of Guarantor provided to Lender by or on behalf of Guarantor fairly and accurately present the financial condition of Guarantor as of the respective dates thereof.

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4.1.4 The execution, delivery, and performance by Guarantor of this Guaranty do not and will not contravene or conflict with (i) any Laws, (ii) any writ, injunction, or decree of any Governmental Authority, or court having jurisdiction over Guarantor, (iii) any contractual restriction binding on or affecting Guarantor or Guarantor’s property or assets that may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty, (iv) the instruments creating any trust holding title to any assets included in Guarantor’s financial statements, or (v) Guarantor’s organizational documents or other documents governing Guarantor.

4.1.5 Guarantor has full power and authority to execute, deliver, and perform its obligations under this Guaranty and all other Loan Documents to which Guarantor is a party, and such execution, delivery, and performance have been duly authorized by all requisite action on the part of Guarantor.

4.1.6 This Guaranty creates legal, valid, and binding obligations of Guarantor enforceable in accordance with its terms.

4.1.7 Except as disclosed in writing to Lender, there is no action, proceeding, or investigation pending or, to Guarantor’s knowledge, threatened or affecting Guarantor, that may adversely affect Guarantor’s ability to fulfill Guarantor’s obligations under this Guaranty. There are no judgments, or orders for the payment of money rendered against Guarantor for an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000), that have been undischarged for a period of ten (10) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise.

4.1.8 No default exists under any agreement to which Guarantor is a party that may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty.

4.1.9 Guarantor is fully aware of the financial condition of Borrower and is signing and delivering this Guaranty based solely upon Guarantor’s own independent investigation of all matters regarding Borrower, the Loan, and the Project, and Guarantor is not relying in any manner upon any representation or statement made by Lender or Lender’s Affiliates.

4.1.10 All statements set forth in the Recitals are true and correct.

4.2 All of the foregoing representations and warranties shall be deemed remade on the date of the first disbursement of proceeds of the Loan, on the date of each advance of proceeds of the Loan, and upon any extension of the Loan pursuant to the Loan Agreement.

4.3 Guarantor hereby agrees to hold harmless, indemnify, and defend Lender from and against all losses, damages, costs, expenses, injuries, and liabilities, including Legal Expenses, that Lender may suffer or incur by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are remade. The limitations on recourse provided herein shall not apply to Guarantor’s indemnification and defense obligations under this Section.

5. Financial Covenants and Reporting. Guarantor shall comply with all financial covenants and financial reporting requirements applicable to Guarantor that are set forth in the Loan Agreement, and shall provide to Lender a certificate of compliance in the form of Exhibit A attached hereto, when due. Failure to comply with the financial covenants and reporting requirements shall constitute an immediate Event of Default under the Loan Documents.

6. Payment and Performance by Guarantor. Upon the occurrence of an Event of Default under the Loan Documents, Guarantor agrees to pay or perform the Guaranteed Obligations including any Recourse Amounts, as applicable, immediately on demand by Lender, regardless of any defense, right of setoff, or claims Borrower or Guarantor may have against Lender.

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7. Remedies. All of the remedies set forth herein, in any of the Loan Documents, at law, or in equity shall be equally available to Lender, and the choice by Lender of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by Lender to recover amounts due Lender or seeking any other remedy under this Guaranty, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies provided herein in part because they recognize that the choice of remedies following the occurrence of an Event of Default will necessarily be and should properly be a matter of good faith business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrower or Guarantor. It is the intention of the parties that such good faith choice by Lender be given conclusive effect regardless of such subsequent developments.

8. Waivers. Guarantor unconditionally waives the following: (a) notice of acceptance of this Guaranty by Lender; (b) all notices and demands of every kind that may be required to be given by applicable Law, including, without limitation, any demand, proof, or notice of non-payment or non-performance of any Guaranteed Obligations; (c) prior to repayment in full of the Indebtedness, any defense, right of setoff or other claim that Guarantor may have against Borrower; (d) any defense, right of setoff or other claim Guarantor or Borrower may have against Lender; (e) any and all rights Guarantor may have under any anti-deficiency statute or other similar protections, and Guarantor agrees that Lender may pursue a deficiency judgment against Guarantor following foreclosure or acceptance of a deed in lieu of foreclosure; (f) presentment for payment, demand for payment, notice of nonpayment or dishonor, notice of non-performance, protest and notice of protest, diligence in collection, diligence in protection or realization upon the Collateral, and any and all formalities that otherwise might be legally required to charge Guarantor with liability; (g) any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrower, the Project, the Loan, or the transactions contemplated by the Loan Agreement; (h) any requirement that Lender act with diligence in enforcing its rights under the Loan Documents or this Guaranty; (i) any right to require Lender to proceed against or exhaust its recourse against Borrower, any Other Guarantor, any other person or entity, or any security or Collateral, or to pursue any other remedy in its power, before being entitled to payment from Guarantor under this Guaranty or before proceeding against Guarantor; (j) any defense based upon election of remedies by Lender that destroys or otherwise impairs the subrogation rights of Guarantor or Guarantor’s right (after payment of the Guaranteed Obligations including any Recourse Amounts) to proceed against Borrower or any other person or entity for reimbursement; (k) any defense of the statute of limitations in any action against Guarantor under this Guaranty; (l) any defense based upon the addition, substitution or release, in whole or in part, of any person or entity primarily or secondarily liable for or in respect of the Guaranteed Obligations, the Recourse Events, or the Springing Recourse Events; (m) any and all rights to require marshalling of assets by Lender; and (n) any rights of the Guarantor pursuant to Chapter 26 of the North Carolina General Statutes including North Carolina General Statute § 26-7 or any similar or subsequent law.

9. Condition of Borrower. Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Lender shall have no duty to disclose or discuss any information to Guarantor about Borrower, the Project, or the Loan. Guarantor is fully responsible for being and remaining informed by Borrower of all circumstances bearing on the risk of nonperformance of Borrower’s obligations. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks Guarantor acknowledges and understands.

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10. No Impairment of Guarantor’s Liability.

10.1 Guarantor’s liability hereunder shall not be impaired, released, discharged, or otherwise affected by (a) any renewals or extensions of the Loan, with or without Guarantor’s knowledge or consent; (b) any forbearance or delay in collecting interest or principal under the Note; (c) any waiver by Lender under any of the Loan Documents; (d) Lender’s failure or election not to pursue any other remedies it may have against Borrower, any Guarantor, or any Other Guarantor; (e) any change or modification to any of the Loan Documents, including, without limitation, any increase in the Loan amount or applicable interest rate; (f) the acceptance by Lender of any additional Collateral, or any increase, substitution, or change therein; (g) the release by Lender of any Collateral, or any withdrawal thereof or decrease therein; (h) the incapacity, lack of authority or disability of any Guarantor or any Other Guarantor or the failure of Lender to file or enforce a claim against the estate of any Guarantor or any Other Guarantor; (i) the failure of any Other Guarantor to execute its guaranty, or by reason of the fact that any of the Collateral may be in default at the time of acceptance thereby by Lender or later, or by reason of the fact that a valid lien in any of the Collateral may not be conveyed to or created in favor of Lender; (j) the fact that the Collateral may be subject to equities or defenses or claims in favor of others or may be invalid or defective in any way; (k) the fact that any of the Indebtedness or the Guaranteed Obligations may be invalid for any reason whatsoever; (l) the fact that the value of any of the Collateral may not have been correctly estimated or may have changed or may hereafter change for any reason, including, without limitation, deterioration, waste, fire, theft, market conditions, or otherwise; (m) the fact that the financial condition of Borrower, any Guarantor, any Other Guarantor, or any obligor of any of the Guaranteed Obligations or Indebtedness may not have been correctly estimated or may have changed or may hereafter change; or (n) the application of payments received from any source to the payment of any obligation other than amounts due under the Loan Documents even though Lender might lawfully have elected to apply such payments to any part or all of the Indebtedness.

10.2 Guarantor shall remain liable for payment and performance of the Guaranteed Obligations until the Indebtedness has been paid in full, notwithstanding anything that might otherwise operate as a legal or equitable discharge of a surety.

10.3 Guarantor understands and agrees that Lender may at any time enter into agreements with Borrower to amend and modify the Loan Documents, and may waive or release any provision of the Loan Documents, and may make and enter into any agreement as Lender and Borrower may deem proper and desirable with respect to the Loan Documents, without in any manner impairing or affecting this Guaranty or any of Lender’s rights or Guarantor’s obligations hereunder.

11. Guarantor’s Obligations Are Absolute. This is an absolute, present, and continuing guaranty of payment and not of collection. This Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any Collateral through foreclosure or sale proceedings, as the case may be, under the Security Instrument or otherwise, or resorting to any other guaranties, and Guarantor hereby waives any right to require Lender to join Borrower or any Other Guarantor in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to Lender at law or in equity or under any of the Loan Documents. Lender’s exercise of any of its rights or remedies shall not constitute a discharge of Guarantor’s obligations hereunder, it being the purpose and intent of Guarantor that the obligations of Guarantor hereunder shall be absolute, independent, and unconditional under any and all circumstances whatsoever. None of Guarantor’s obligations under this Guaranty nor any of Lender’s rights or remedies shall be impaired, modified, changed, or released in any manner whatsoever by any impairment, modification, change, release, or limitation of Borrower’s liability under any of the Loan Documents or by reason of the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Borrower, any Guarantor, or any Other Guarantor.

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12. Obligations Not Affected by Insolvency. This Guaranty shall continue to be effective or shall be reinstated (as the case may be) if any full or partial payment of the Indebtedness is rescinded, invalidated, declared fraudulent, set aside, determined void or voidable as a preference, fraudulent conveyance, impermissible setoff, or diversion of trust funds, or is otherwise required to be returned by Lender in connection with the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Borrower, any Guarantor, or any Other Guarantor, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, Borrower, any Guarantor, or any Other Guarantor or any substantial part of its property, or otherwise, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment. In addition, Guarantor shall pay or reimburse Lender for all expenses (including all Legal Expenses) incurred by Lender in the defense of any claim that a payment received by Lender in respect of all or any part of the Guaranteed Obligations, including any Recourse Amounts, must be refunded. The provisions of this Section shall survive the termination of this Guaranty and any satisfaction and discharge of Borrower by virtue of any payment, court order, or any applicable Laws. The limitations on recourse provided herein shall not apply to Guarantor’s obligation to reimburse Lender pursuant to this Section.

13. Application of Payment. Lender may apply any amounts received on account of the Loan from any source to the Indebtedness or any other obligations of Borrower to Lender in such order as Lender may elect in its discretion. Any amounts received by Lender from Guarantor shall not reduce Guarantor’s personal liability hereunder absent Lender’s prior written consent, but shall instead be applied to the Indebtedness. Lender may reject and return any payment tendered by Guarantor prior to an Event of Default without Lender’s prior written consent. Additionally, if the Indebtedness guaranteed hereby is less than the full indebtedness evidenced by the Loan Documents, all rents, issues, profits, and proceeds of the Project, including proceeds from realization of the Collateral, shall be deemed applied to indebtedness of Borrower to Lender under the Loan Documents that is not guaranteed by Guarantor until such unguaranteed indebtedness of Borrower to Lender has been fully repaid before being applied to indebtedness guaranteed by Guarantor.

14. Assignment. Lender may, without notice to Guarantor, assign, participate, syndicate, or transfer the Loan, in whole or in part. In such event, each assignee, transferee, or holder of all or any part of the Loan may enforce this Guaranty, but Lender shall have an unimpaired right to enforce this Guaranty for its benefit as to any portion of the Loan that Lender retains. If Lender pledges or assigns the Note to any creditor as security for an obligation of Lender, such creditor may enforce this Guaranty to the same extent as would have been enforceable by Lender but for such pledge or assignment; provided, however, that unless Lender otherwise consents in writing, Lender shall have an unimpaired right, prior and superior to that of its creditor, to enforce this Guaranty for Lender’s benefit to the extent any portion of the Indebtedness or any interest therein is not pledged or assigned.

15. Enforcement Costs. In addition to all other amounts due Lender hereunder, Guarantor shall pay Enforcement Costs to Lender, upon demand, if any of the following occurs: (a) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (b) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty; (c) an attorney is retained to provide advice or other representation with respect to this Guaranty; or (d) an attorney is retained to represent Lender in any proceedings whatsoever in connection with this Guaranty and Lender prevails in any such proceedings. The limitations on recourse provided herein shall not apply to Enforcement Costs, and Guarantor shall be obligated to pay any and all Enforcement Costs incurred by Lender.

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16. Indemnification and Defense Obligations. If a claim arises for which Guarantor has a duty to defend Lender under this Guaranty or any of the other Loan Documents to which Guarantor is a party, Lender shall have the right to choose its own legal counsel (at Guarantor’s expense) and make all decisions relating to its defense, including, without limitation, the litigation strategy and the terms of any settlement.

17. Severability. Each provision in this Guaranty is intended to comply with all applicable Laws. However, if a court of competent jurisdiction holds that any provision of this Guaranty, or any portion thereof, is illegal, invalid, unlawful, void, or otherwise unenforceable as written, (i) such provision, or portion thereof, shall be given force and effect to the fullest possible extent permitted under applicable Laws, (ii) this Guaranty shall be construed as if the illegal, invalid, unlawful, void, or otherwise unenforceable provision or portion thereof was not contained herein, and (iii) the rights, obligations, and interests of Guarantor and Lender shall continue in full force and effect to the fullest extent permitted under applicable Laws.

18. Jurisdiction and Venue. WITH RESPECT TO ANY SUIT, ACTION, OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH, A “PROCEEDING”), GUARANTOR IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE TOWN OF PINEVILLE AND STATE OF NORTH CAROLINA, (B) WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, (C) WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (D) WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS GUARANTY SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION.

19. Subordination.

19.1 Any indebtedness of Borrower to Guarantor now or hereafter existing (the “Subordinate Debt”) is hereby subordinated to payment of the Indebtedness. Guarantor agrees that, until all of the Guaranteed Obligations have been fully satisfied, including payment of all Recourse Amounts, Guarantor will not (a) seek, accept, or retain for its own account, any payment from Borrower on account of the Subordinate Debt, (b) declare due or accelerate the maturity of any Subordinate Debt, (c) take any actions to enforce or collect any Subordinate Debt or any part thereof or realize upon any collateral securing Subordinate Debt, or (d) act as a petitioning creditor in any bankruptcy, reorganization, insolvency, receivership, or dissolution proceeding involving Borrower (each such proceeding, a “Bankruptcy Proceeding”).

19.2 Any payments to Guarantor on account of the Subordinate Debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Lender for application to the Indebtedness in such order as Lender may elect without impairing or releasing the obligations of Guarantor hereunder, including, without limitation, any payment, dividend, or distribution received by Guarantor in any Bankruptcy Proceeding,

19.3 Guarantor hereby irrevocably nominates, constitutes and appoints Lender as Guarantor’s true and lawful attorney-in-fact with full power of substitution and authority to appear on Guarantor’s behalf and its place and stead in any Bankruptcy Proceeding for the purpose of filing proof of Guarantor’s claim for any Subordinate Debt owed to Guarantor, or any part thereof, to vote the claims of the indebtedness constituting such Subordinate Debt, and prosecuting such claim and collecting any creditors’ dividend or other payment made in respect of such Subordinate Debt. Guarantor agrees to cooperate with any and all requests by Lender in connection with any such Bankruptcy Proceedings and to do such other acts and things and deliver, or cause to be delivered, such other documents as Lender may reasonably request to effect the intent and purpose of this Section 19.

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20. Jury Trial Waiver. TO THE EXTENT ENFORCEABLE UNDER APPLICABLE LAW, GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

21. Notice. Any notice, demand, request, or other communication that any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing; (c) if by Federal Express or other nationally recognized overnight courier service, on the next Business Day after delivered to such courier service for delivery on the next Business Day; or (d) if by e-mail transmission, on the day of transmission so long as a copy is sent on the same day by Federal Express or other nationally recognized overnight courier, to the addresses set forth below, or at such other address as the party to be served with notice has furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice:

If to Guarantor:

Raymond Gee
136 Main Street
Pineville, NC 28134

Manufactured Housing Properties, Inc.
136 Main Street
Pineville, NC 28134
Attention: Jay Wardlaw III

If to Lender:

KeyBank National Association
726 Exchange Street, Suite 900
Mail Code: NY-0072-0100
Buffalo, NY 14210
Reference: Timberview MHP LLC and Statesville MHP LLC

22. Successors and Assigns. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall not be discharged in whole or in part by the death, incapacity, or dissolution of Guarantor or of any principal of Guarantor.

23. Joint and Several Liability. The liability of each Guarantor and any Other Guarantors shall be joint and several. If any Guarantor is an individual and resides in a community property state, then, unless such Guarantor’s obligations hereunder are otherwise limited by a specific annotation either on the first page of this Guaranty or following Guarantor’s signature below, any married person or registered domestic partner who signs this Guaranty warrants that it is an obligation incurred on behalf of his or her marital community/domestic partnership and agrees that this Guaranty shall bind the marital community/domestic partnership. Lender may join each Guarantor in any suit in connection with the Loan Documents or proceed against any Guarantor in a separate action.

Limited Recourse Guaranty	page 10

24. Further Assurances. Guarantor agrees at any time upon Lender’s request to take, or cause to be taken, any action and to execute and deliver any additional documents that, in Lender’s reasonable opinion, may be necessary to assure to Lender the full benefits of this Guaranty.

25. Governing Law. THIS GUARANTY, THE NOTE, AND ALL OTHER INSTRUMENTS EVIDENCING AND SECURING THE LOAN WERE NEGOTIATED IN THE STATE OF north carolina, AND DELIVERED BY GUARANTOR OR BORROWER, AS APPLICABLE, AND ACCEPTED BY LENDER IN THE STATE OF north carolina, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, INTERPRETATION AND PERFORMANCE OF THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF north carolina APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

26. Disposition of Loan Proceeds. Lender shall be entitled to honor any request for proceeds of the Loan made by Borrower and shall have no obligation to see to the proper disposition of such disbursements. Guarantor agrees that Guarantor’s obligations hereunder shall not be released or affected by reason of any improper disposition by Borrower of such disbursements.

27. No Modification or Waiver. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered by Lender.

28. Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

29. Electronic Signatures. The electronic signature of a party to this Guaranty shall be as valid as an original signature of such party and shall be effective to bind such party to this Guaranty. The parties agree that any electronically signed document (including this Guaranty) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “printouts,” if introduced as evidence in any proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form. Neither Guarantor nor Lender shall contest the admissibility of true and accurate copies of electronically signed documents on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule. For purposes hereof, “electronic signature” means a manually signed original signature that is then transmitted via the internet as a “pdf” (portable document format) or other replicating image attached to an e-mail message, and “electronically signed document” means a document transmitted via e-mail containing an electronic signature.

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30. Credit Verification. Each legal entity and individual obligated on this Guaranty, whether as a Guarantor, general partner of a Guarantor or in any other capacity, hereby authorizes Lender, its employees, agents, successors, assigns and Affiliates, to (i) obtain credit reports from credit reporting agencies of Lender’s choice and check credit references until repayment in full of the Loan, (ii) obtain other information regarding Guarantor’s deposit accounts, income, credit, employment, and business relationships in connection with any monitoring, collection, or future transaction concerning the Guaranteed Obligations, including any modification, extension, restatement or renewal of the Guaranteed Obligations, and (iii) verify such reports and information.

31. Other Definitional Provisions. The words “hereof,” “herein,” and “hereunder,” and words of similar import when used in this Guaranty shall refer to this Guaranty. The word “or” has the inclusive meaning represented by the phrase “and/or”. All references to “Sections” shall mean the Sections of this Guaranty unless otherwise stated.

[Remainder of page intentionally left blank; signature(s) appear on the following page].

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Executed under seal as of the date of this Guaranty.

GUARANTOR:

/s/ Raymond Gee
Raymond Gee

MANUFACTURED HOUSING PROPERTIES, INC., a Nevada corporation

	By:	/s/ Jay Wardlaw III
Jay Wardlaw III, President

Signature Page to Limited Recourse Guaranty

EXHIBIT A

Guarantor’s Certificate of Compliance

KeyBank National Association
1140 19th Street NW, Suite 600
Washington, DC20036
Attn: Eric Jones

Re:	Interim Loan Agreement dated as of September 14, 2022 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”), among Timberview mhp llc and statesville mhp llc (collectively, “Borrower”), and KEYBANK NATIONAL ASSOCIATION (“Lender”), and the Limited Recourse Guaranty made by raymond gee and manufactured housing properties, inc. (individually and collectively, “Guarantor”) for the benefit of Lender dated as of September 14, 2022 (the “Guaranty”).

Reference is made to the Agreement and the Guaranty. Capitalized terms used in this Certificate of Compliance (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Agreement and the Guaranty.

Pursuant to applicable provisions of the Agreement and the Guaranty, the undersigned hereby certifies to Lender that the information provided in this Certificate, including each of the calculations listed below, and all information in the attached schedules, is true, correct, and complete in all material respects as of the last day of the reporting period, and as of the last day of the fiscal periods for the financial statements submitted to Lender in connection herewith.

The undersigned hereby further certifies to Lender that:

1. Compliance with Financial Covenants. As shown below, Guarantor is in full compliance with the Financial Covenants contained in the Agreement and the Guaranty.

A. COVENANT: Guarantor’s Net Worth Covenant of not less than $50,000,000.00, tested annually.

Guarantor’s Calculation:

Guarantor Net Worth = The gross fair market value of the Guarantor’s Total Assets less its Total Liabilities (and may be identified on the applicable party’s financial statements as “Shareholder Equity,” “Retained Earnings,” or “Member Equity”).

Guarantor Net Worth ___________ for period ending ____________

Compliance? (Yes or No) __________

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B. Covenant: Guarantor Liquidity to be not less than $2,000,000.00, tested annually.

Guarantor’s Calculation:

Liquidity = The sum of cash, cash equivalents, and marketable securities (which must be listed on a notable exchange) held by Guarantor and immediately available with unimpaired value, excluding margined assets, pledged cash, pledged cash equivalents, and pledged marketable securities, and excluding the cash value of life insurance policies, IRA, 401(k), annuity, and other retirement accounts, as well as assets held in trust for third parties.

Guarantor Liquidity______________ for period ending __________________

Compliance? (Yes or No) __________

2. Review of Condition. The undersigned has reviewed the terms of the Agreement and Guaranty, including the representations, warranties, and covenants of or relating to Guarantor set forth therein, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Guarantor through the applicable reporting periods.

3. Representations and Warranties. To the undersigned’s actual knowledge, the representations and warranties of or relating to Guarantor contained in the Loan Documents, including those contained in the Agreement and Guaranty, are true and accurate in all material respects as of the date hereof, and were true and accurate in all material respects at all times during the reporting period, except as expressly noted on Schedule A hereto.

4. Covenants. To the undersigned’s actual knowledge, during the reporting period, Guarantor observed and performed all of the respective covenants and other agreements under the Agreement, Guaranty, and other Loan Documents to be performed by Guarantor, and satisfied each of the conditions contained therein to be observed, performed, or satisfied by Guarantor, except as expressly noted on Schedule A hereto.

5. No Event of Default. To the undersigned’s actual knowledge, no Default or Event of Default under the Loan Documents exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule A hereto.

6. Representative Capacity. The undersigned represents and warrants to Lender that he or she is authorized, in the capacity designated below his or her name, to complete, execute, and deliver this Certificate.

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This Certificate is executed by the undersigned this __________ day of__________.

MANUFACTURED HOUSING PROPERTIES, INC., a Nevada corporation

By:
Name:
Title:

RAYMOND GEE

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